UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________________________

FORM 8-K
_____________________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
 _____________________________________________________

Date of Report (Date of earliest event reported): May 2, 2023

www.carlisle.com

CARLISLE COMPANIES INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	001-09278	31-1168055
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

16430 North Scottsdale Road, Suite 400, Scottsdale, Arizona 85254
(Address of principal executive offices, including zip code)

480-781-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $1 par value	CSL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

☐    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 2, 2023, the Board of Directors (the "Board") of Carlisle Companies Incorporated (the “Company”) elected C. David Myers to the Board, effective that day, as part of the class with a term expiring at the Company's 2025 annual meeting of stockholders, fixing the number of directors of the Company at 10. Mr. Myers has been appointed to serve on the Board’s Audit Committee and its Corporate Governance and Nominating Committee.

The Board affirmatively determined that Mr. Myers qualifies as an independent director under the Company’s director independence standards and the applicable rules of the New York Stock Exchange and the Securities and Exchange Commission. There are no arrangements or understandings between Mr. Myers and any other persons pursuant to which he was selected as a director. Additionally, there are no transactions involving the Company and Mr. Myers that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Myers will receive compensation in accordance with the Company's standard compensation arrangements for non-employee directors, which are described under the caption "Director Compensation" in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 21, 2023 (the “Proxy Statement”), as adjusted by the Board from time to time. Specifically, in connection with his election as a director, Mr. Myers received an award of 755 restricted shares of the Company’s common stock having a grant date fair value of approximately $160,000.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
On May 3, 2023, the Company held its 2023 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected all three of the directors nominated by the Board, (ii) approved, on an advisory basis, the compensation of the Company’s named executive officers for 2022 as disclosed in the Proxy Statement, (iii) approved, on an advisory basis, the annual frequency of holding an advisory vote to approve the compensation of the Company’s named executive officers and (iv) ratified the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023. Each of these proposals is further described in the Proxy Statement. Final voting results on each proposal submitted to the Company’s stockholders at the Annual Meeting are as follows:
Proposal 1. Election of Directors:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Robert G. Bohn	40,717,069	2,969,183	802,848	2,511,175
Gregg A. Ostrander	34,255,925	9,429,352	803,823	2,511,175
Jesse G. Singh	43,631,354	742,062	115,684	2,511,175
Proposal 2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers for 2022:

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,814,932	5,549,947	124,221	2,511,175
Proposal 3. Approval, on an advisory basis, of the frequency of holding an advisory vote to approve the compensation of the Company’s named executive officers:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
43,192,704	87,065	1,108,734	100,597	2,511,175
Proposal 4. Ratification of Deloitte & Touche LLP:

Votes For	Votes Against	Abstentions
46,781,307	182,638	36,330

As noted above, at the Annual Meeting, in accordance with the recommendation of the Board, the Company’s stockholders approved, on an advisory basis, the annual frequency of holding an advisory stockholder vote to approve the compensation of the Company’s named executive officers. Based on the voting results, the Company intends to continue to include an advisory stockholder vote to approve the Company’s named executive officer compensation in its proxy materials on an annual basis until the next required advisory vote on the frequency of holding an advisory stockholder vote to approve the compensation of the Company’s named executive officers, which will occur no later than the Company’s annual meeting of stockholders in 2029.
Item 7.01.    Regulation FD Disclosure.
In connection with Mr. Myers’ election to the Board, the Company issued a press release, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.
Item 9.01.    Financial Statements and Exhibits.
(d)          Exhibits

Exhibit Number	Exhibit Title
99.1	Press release of Carlisle Companies Incorporated dated May 2, 2023
104	Cover page interactive data file (formatted in inline XBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARLISLE COMPANIES INCORPORATED

Date:	May 4, 2023	By:	/s/ Kevin P. Zdimal
Kevin P. Zdimal
Vice President and Chief Financial Officer